UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC
Warrant to Purchase Common Stock	HJLIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On September 3, 2021, Hancock Jaffe Laboratories, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a fund managed by Perceptive Advisors, an institutional investor (the “Investor”), for the purpose of raising approximately $20 million in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering priced at the market under Nasdaq rules, an aggregate of 781,615 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a purchase price per Share of $7.872 and Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 1,759,035 shares of Common Stock at a purchase price per Pre-Funded Warrant of $7.8719. The Pre-Funded Warrants will be exercisable immediately on the date of issuance at an exercise price of $0.0001 per share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The closing of the sales of these securities under the Purchase Agreement is expected to occur on or about September 9, 2021, subject to customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis, in connection with the offering. Pursuant to that certain Placement Agency Agreement, dated as of September 3, 2021, by and between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent will be entitled to a cash fee of 8.0% of the aggregate gross proceeds of the offering, placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 6.0% of the aggregate number of Shares and Pre-Funded Warrants sold in the offering at an exercise price of 125% of the offering price per Share with an expiration date five years from the effective date of the shelf registration statement, and the reimbursement of certain out-of-pocket expenses up to $60,000.

The net proceeds to the Company from the registered direct offering, after deducting the Placement Agent’s fees and expenses but before paying the Company’s estimated offering expenses, are expected to be approximately $18.2 million. The Company intends to use the net proceeds from the offering for general corporate purposes and general working capital including, without limitation, clinical development of the VenoValve.

Pursuant to the Purchase Agreement, except for certain exemptions, the Company is prohibited from issuing common stock or common stock equivalents for fifty days after the closing and from engaging in variable rate transactions for a period of six months from the closing.

The Shares and Pre-Funded Warrants were offered and sold by the Company pursuant to a prospectus supplement which was filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2021 in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on April 7, 2020 and subsequently declared effective on April 16, 2020 (File No. 333-237592) (the “Registration Statement”).

The forms of the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrant, and the Placement Agent Warrant are filed as Exhibits 10.1, 10.2, 4.1, and 4.2 respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: September 8, 2021	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer